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                                   EXHIBIT 21

                   LIST OF SUBSIDIARIES OF CHIRON CORPORATION

                                                            JURISDICTION OF
                                                            INCORPORATION OR
SUBSIDIARY                                                    ORGANIZATION
----------------------------------------------------------------------------

Cetus Oncology Corporation (d/b/a Chiron Therapeutics)      Delaware, USA
    Cetus Generic Corporation                               Delaware, USA
    Chiron b.v.                                             Netherlands
        EuroCetus Nederland b.v.                            Netherlands
    Chiron GmbH                                             Germany
    Chiron France Sarl                                      France
    Chiron Italia Srl                                       Italy
    Chiron UK Ltd.                                          United Kingdom
    Chiron lberia SA                                        Spain
    Cetus Trading A.G.                                      Switzerland
Chiron Partners                                             California, USA
Chiron Alpha Corporation                                    California, USA
Chiron Properties, Inc.                                     California, USA
Chiron Biocine Acquisition Corporation                      Delaware, USA
Chiron Biocine Corporation                                  California, USA
    Chiron (Bermuda) Ltd.                                   Bermuda
Chiron Biocine b.v.                                         Netherlands
    Biocine, SpA                                            Italy
        Biocine Sarl                                        France
Chiron Mimotopes Pty., Ltd.                                 Australia
Chiron Mimotopes U.S.                                       California, USA
Chiron Beta Corporation                                     California, USA
Chiron Redevelopment Corporation                            Missouri, USA
Chiron Diagnostics S.A.                                     France
Chiron Foreign Sales Corporation                            U.S. Virgin Islands
Chiron Viagene, Inc.                                        Delaware, USA
Ciba Corning Diagnostics Corp.                              Delaware, USA
    Ciba Diagnostics Australia Pty. Ltd.                    Australia
        Ciba Corning Diagnostics Australia Pty. Limited     Australia
            Australian Diagnostics Corporation Pty. Ltd.    Australia
    Ciba Corning Diagnostics GmbH                           Austria
    Ciba Corning Diagnostics s.a./n.v.                      Belgium
    Ciba Corning Canada Inc.                                Canada
    Ciba Corning Diagnostics Limited                        England
        Ciba Corning Diagnostics Netherlands Ltd.           England
    Ciba Corning Diagnostics S.A.                           France
    Ciba Corning Diagnostics GmbH                           Germany
    Ciba Corning Diagnostics (H.K.) Ltd.                    Hong Kong
        Ciba Corning Marketing Services (H.K.) Ltd.         Hong Kong
    Ciba Corning Diagnostics SpA                            Italy
    Ciba Corning Diagnostics K.K.                           Japan

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                              EXHIBIT 21 CONTINUED

                   LIST OF SUBSIDIARIES OF CHIRON CORPORATION

                                                            JURISDICTION OF
                                                            INCORPORATION OR
SUBSIDIARY                                                    ORGANIZATION
----------------------------------------------------------------------------

    Ciba Corning Diagnostics de Mexico, S.A. de C.V.        Mexico
    Ciba Corning Korea, Ltd.                                Korea
    Ciba Corning Diagnostics Sp.z.o.o.                      Poland
    Ciba Corning Diagnostics S.A.                           Spain
    Ciba Corning Diagnostics A.G.                           Switzerland
    Ciba Corning Diagnostics Foreign Sales Corporation      U.S. Virgin Islands
    Ciba Corning Diagnostics Co., Ltd.                      Taiwan
    Ciba Corning Diagnostics, Lda.                          Portugal
Chiron Vision Corporation                                   Delaware, USA
    Adatomed GmbH                                           Germany
    IOL - GmbH                                              Germany
    Magnum Diamond                                          South Dakota, USA
    New Gluco, Inc.                                         Delaware, USA
    Chiron Vision Australia                                 Australia
    Chiron Vision UK, Ltd.                                  United Kingdom
    Chiron Vision Canada, Inc.                              Canada
    Chiron Vision France, SA                                France
    Domilens                                                France
        Chiron Vision Espana SA                             Spain
            Domilens S.A.                                   Sweden
            Domilens, Inc.                                  Delaware, USA
    Iolab Corporation                                       Delaware, USA
    Chiron Vision (Singapore) Pte, Ltd.                     Singapore
    Chiron Vision Italia S.r.l.                             Italy
    Hardlens Co., Inc.                                      California, USA
    Softlens Co., Inc.                                      California, USA
    Chiron Technolas Opthalmologische Systeme GmbH          Germany